Exhibit 99.1

NEWS RELEASE

Astronics Corporation • 130 Commerce Way • East Aurora, NY • 14052-2164

For more information contact:
Company:	Investor Relations:
David C. Burney, Chief Financial Officer	Deborah K. Pawlowski, Kei Advisors LLC
Phone: (716) 805-1599, ext. 159	Phone: (716) 843-3908
Email: david.burney@astronics.com	Email: dpawlowski@keiadvisors.com

FOR IMMEDIATE RELEASE

Astronics to Acquire Armstrong Aerospace

EAST AURORA, NY, December 24, 2014 – Astronics Corporation (NASDAQ: ATRO), a leading provider of advanced technologies for the global aerospace and defense industries, announced today that it has entered into a definitive agreement to acquire Armstrong Aerospace (“Armstrong”) for approximately $51 million. The agreement is expected to close in January 2015, subject to normal closing requirements.

Armstrong Aerospace, located in Itasca, Illinois, is a leading provider of engineering, design and certification solutions for commercial aircraft, specializing in connectivity, in-flight entertainment, and electrical power systems. Armstrong sales for 2014 are expected to be approximately $27 million.

Peter J. Gundermann, CEO of Astronics, commented, “I am pleased to include Armstrong in the expanding range of capabilities that Astronics has to offer, specifically in the connectivity and power niche for commercial airlines. Armstrong has a strong entrepreneurial spirit, advanced engineering proficiency and significant experience in providing certifications for OEMs, integrators and airlines. And, like us, they have a solid history of strong growth.”

With this acquisition, Astronics now expects 2015 revenue will be between $680 million to $725 million.

Mesirow Financial acted as the exclusive financial advisor to Armstrong Aerospace.

ABOUT ASTRONICS CORPORATION

Astronics Corporation (NASDAQ: ATRO) is a leader in advanced, high-performance lighting, electrical power, specialized avionics products and automated test systems for the global aerospace and defense industries. Astronics’ strategy is to develop and maintain positions of technical leadership in its chosen aerospace and defense markets, to leverage those positions to grow the amount of content and volume of product it sells to those markets and to selectively acquire businesses with similar technical capabilities that could benefit from our leadership position and strategic direction. Astronics Corporation, through its wholly-owned subsidiaries, has a reputation for high-quality designs, exceptional responsiveness, strong brand recognition and best-in-class manufacturing practices. The Company routinely posts news and other important information on its Web site at www.astronics.com.

For more information on Astronics and its products, visit its Web site at www.Astronics.com.

Safe Harbor Statement

This news release contains forward-looking statements as defined by the Securities Exchange Act of 1934. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially include the ability to the success of the acquired company, achieving expected revenue levels, successfully leveraging complementary capabilities in the Test Systems segment, the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, customer preferences, and other factors which are described in filings by Astronics with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

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